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                                                                     Exhibit 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              VENTIV HEALTH, INC.



          The name of the corporation is Ventiv Health, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 22, 1999.

          This Amended and Restated Certificate of Incorporation amends and, as amended, restates in its entirety the Corporation's Certificate of Incorporation and has been duly proposed by resolutions adopted by the Board of Directors of the Corporation, duly adopted by the stockholders of the Corporation and duly executed and acknowledged by an officer of the Corporation in accordance with Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety:

          FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is Ventiv Health, Inc.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Service Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

          FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 60,000,000 shares, of which 50,000,000 shall be Common Stock, par value $0.001, and 10,000,000 of which shall be Preferred Stock, par value $0.001, with such voting powers, if any, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, as the Board of Directors shall, in the exercise of its business judgement, deem advisable. All shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          FIFTH: The name and mailing address of the incorporator is Maura Mandell, c/o Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153. Upon filing this Amended and Restated Certificate of Incorporation, the names of
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the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are Daniel M. Snyder, Michele D. Snyder, Mortimer B. Zuckerman, Fred Drasner and Eran Broshy.

          SIXTH: The business of the Corporation shall be managed by a board of directors. Election of directors need not be by written ballot. The number of directors that shall constitute the full Board shall be fixed by the By-laws of the Corporation. Newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled as set forth in the By-laws of the Corporation.

          SEVENTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon.

          EIGHTH:  (a)   A director of the Corporation shall not be personally
liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph
(a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (b) The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

          (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred

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to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt By-laws or enter into agreements with such persons for the purpose of providing for such advances.

          (e) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

          (g) A director of the Corporation shall not in the absence of fraud be disqualified by the holding of such office from dealing or contracting with the Corporation either as a vendor, as a purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by said director, from or through any transaction or contract of the Corporation by reason of the fact that said director, or any firm of which said director is a member, or any corporation of which said director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in the manner provided in the Business Corporation Law of the State of Delaware for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

          NINTH: The Corporation is to have perpetual existence.

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          IN WITNESS WHEREOF, the Corporation has caused this Amended and
Restated Certificate of Incorporation to be duly executed by _____________, its ___________________________, and attested by _____________, its ______________, as of this __ day of _________________, 1999.


                         VENTIV HEALTH, INC.

                         By:


                         ------------------------------
                         Name:
                         Title:



ATTEST:


----------------------------
Name:
Title:  Secretary

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